UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

VOIS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Road, #802	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 481-0423

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On December 19, 2012, the Company Board of Directors, acting through the Chief Executive Officer, Kerry Driscoll, accepted the resignation of Michael F. Cronin, CPA from his engagement to be the independent certifying accountant for the Company. Mr. Cronin is pursuing a career in the private sector.

There have been no disagreements with Michael F. Cronin, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Michael F. Cronin, CPA, would have caused Michael F. Cronin, CPA to make reference to the matter in its report and (2) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Item 304”).

(b) On December 20, 2012, the Company engaged Patrick Rodgers, CPA, P.A. as the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements.  During the fiscal years ended September 30, 2012 and September 30, 2011 through December 20, 2012 neither the Company nor anyone acting on its behalf consulted with Patrick Rodgers, CPA, P.A. regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Patrick Rodgers, CPA, P.A. on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Michael F. Cronin, CPA or a reportable event with respect to Michael F. Cronin, CPA.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
16.1	Letter dated December 20, 2012, from Michael F. Cronin, CPA to the Securities and Exchange Commission.	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS, INC. (Registrant)
Date: January 14, 2013

By: /s/ Kerry Driscoll Kerry Driscoll, Chief Executive Officer

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